                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106, No. 333-44631 and No. 333-95743)
     and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of Baldwin Technology Company, Inc. of our reports dated October 15, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


     /s/ PricewaterhouseCoopers LLP
         PricewaterhouseCoopers LLP

     Stamford, CT
     October 15, 2001